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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (Date of earliest event reported): DECEMBER 12, 2003



                             TOWER AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        1-12733                                          41-1746238
(Commission File Number)                    (I.R.S. Employer Identification No.)


         5211 CASCADE ROAD SE - SUITE 300, GRAND RAPIDS, MICHIGAN 49546
               (Address of Principal Executive Offices) (Zip Code)


                                 (616) 802-1600
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.      Other Events

Tower Automotive Updates Status of Redemption of Convertible Notes

         Tower Automotive, Inc. will not complete the planned redemption of its $200 million unsecured convertible subordinated notes by the end of the fourth quarter of 2003 as the Company had previously communicated, due to delays in the completion of a collateral grant to its lenders. Under the terms of its current credit agreement, the Company may access an additional $200 million of revolving credit capacity for the express purpose of redeeming the notes upon the grant of a second stage of collateral to its lenders. The Company is currently in discussions with its bank lenders and intends to reach an agreement regarding the collateral grant and subsequently redeem the notes during fiscal 2004. The convertible subordinated notes bear interest at 5% and are due in August 2004.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              TOWER AUTOMOTIVE, INC.



Date:  December 12, 2003                    By: /s/ Kathy J. Johnston
                                              -----------------------------
                                            Name:  Kathy J. Johnston
                                            Title:  Corporate Officer